United States
Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Materials Pursuant to Rule 14a-12

MULTISENSOR AI HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY—SUBJECT TO COMPLETION, DATED JULY [    ], 2024
MULTISENSOR AI HOLDINGS, INC.
2105 West Cardinal Drive
Beaumont, Texas 77705
[       ], 2024
Dear Fellow Stockholders:
On behalf of the Board of Directors, I cordially invite you to attend the 2024 special meeting of stockholders (the “Special Meeting”) of MultiSensor AI Holdings, Inc., which will be held on [August 23], 2024, beginning at 10:00 a.m., Central Time. The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast at [       ].
In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on [       ], 2024 a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our Proxy Statement and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.
Attached to this letter are a Notice of Special Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.
Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Special Meeting via the Internet. Please vote electronically over the Internet, by telephone or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Special Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at [       ].
On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.
/s/ David Gow

David Gow
Chairman of the Board

MULTISENSOR AI HOLDINGS, INC.
2105 West Cardinal Drive
Beaumont, Texas 77705
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on [           ], 2024
To the Stockholders of MultiSensor AI Holdings, Inc.
NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the “Special Meeting”) of MultiSensor AI Holdings, Inc. (the “Company”) will be held on [August 23], 2024, beginning at 10:00 a.m., Central Time. We are planning to hold the Special Meeting virtually via the internet at [           ]. You will not be able to attend the Special Meeting at a physical location. For instructions on how to attend and vote your shares at the Special Meeting, see the information in the accompanying Proxy Statement in the section titled “General Information about the Special Meeting and Voting—How can I attend and vote at the Special Meeting?” At the Special Meeting, stockholders will act on the following matters:
(1)
To approve, for the purpose of complying with the applicable provisions of The Nasdaq Stock Market LLC Listing Rule 5635(d), the potential issuance of up to 6,602,439 shares of our common stock upon exercise of our Pre-Funded Warrants that were issued in connection with a private placement on July 1, 2024;

(2)
To consider any other matters that may properly come before the Special Meeting.

These items of business are described in the Proxy Statement that follows this notice. Holders of record of our common stock as of the close of business on [           ], 2024 are entitled to notice of and to vote at the Special Meeting, or any continuation, postponement, or adjournment thereof.
Your vote is important. Voting your shares will ensure the presence of a quorum at the Special Meeting and will save us the expense of further solicitation.
Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.
By Order of the Board of Directors

Gary Strahan
Chief Executive Officer
           , 2024
Beaumont, Texas
This Notice of Special Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about [           ], 2024.

PROXY STATEMENT

ABOUT THE MEETING	1
PROPOSAL 1	7
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	11
STOCKHOLDER PROPOSALS	13
HOUSEHOLDING OF SPECIAL MEETING MATERIALS	14
OTHER MATTERS	15

i

MULTISENSOR AI HOLDINGS, INC.
2105 West Cardinal Drive
Beaumont, Texas 77705
PROXY STATEMENT
This proxy statement contains information related to the Special Meeting of Stockholders (the “Special Meeting”) to be held on [August 23], 2024 at 10:00 a.m. Central Time, or at such other time and place to which the Special Meeting may be adjourned or postponed. We are planning to hold the Special Meeting virtually via the internet, at [      ]. The enclosed proxy is solicited by the Board of Directors (the “Board”) of MultiSensor AI Holdings, Inc. (the “Company”). The proxy materials relating to the Special Meeting will first be made available to stockholders entitled to vote at the Special Meeting on or about [      ], 2024. A list of record holders of the Company’s common stock entitled to vote at the Special Meeting will be available for examination by any stockholder, for any purpose germane to the Special Meeting, at our principal offices at 2105 West Cardinal Drive, Beaumont, Texas 77705, during normal business hours for ten days prior to the Special Meeting (the “Stockholder List”) and available during the Special Meeting.
Our proxy materials including our Proxy Statement for the Special Meeting are included herewith and are also available on the Internet at [      ].
In this Proxy Statement, the terms the “Company,” “we,” “us,” and “our” refer to MultiSensor AI Holdings, Inc. The mailing address of our principal executive offices is MultiSensor AI Holdings, Inc., 2105 West Cardinal Drive, Beaumont, Texas 77705.
ABOUT THE MEETING
Why are we calling this Special Meeting?
We are calling the Special Meeting to seek the approval of our stockholders
•
To approve, for the purpose of complying with the applicable provisions of The Nasdaq Stock Market LLC (“Nasdaq”) Listing Rule 5635(d), the potential issuance of up to 6,602,439 shares of our common stock upon exercise of our pre-funded warrants (the “Pre-Funded Warrants”) that were issued in connection with a private placement on July 1, 2024 (the “Warrant Share Issuance Proposal”);

•
To consider any other matters that may properly come before the Special Meeting.

What are the Board’s recommendations?
Our Board believes that the approval of the Warrant Share Issuance Proposal is advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR the proposal.
Who is entitled to vote at the meeting?
Only stockholders of record at the close of business on the record date, [      ], 2024 (the “Record Date”), are entitled to receive notice of the Special Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.
As of the Record Date, we had outstanding [      ] shares of common stock, including 9,375,000 shares of common stock issued in connection with the private placement on July 1, 2024 (assuming the Pre-Funded Warrants are fully exercised).
Who can attend the meeting?
All stockholders as of the Record Date, or their duly appointed proxies, may attend the Special Meeting. Attendance shall be solely via the Internet at [      ] using the instructions provided on this proxy or any accompanying materials.

How do I attend and vote shares at the Special Meeting?
Both stockholders of record and stockholders who hold their shares in “street name” will need to register to be able to attend the Special Meeting, vote their shares, and submit their questions during the Special Meeting live via the internet by following the instructions below.
If you are a shareholder of record, you must:
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Follow the instructions provided on your proxy card to first register at [      ] by 11:59 PM Central Time on [      ], 2024. You will need to enter your name, phone number, Control Number (included on your proxy card), and email address as part of the registration, following which you will receive an email confirming your registration, as well as the password to attend the Special Meeting.

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On the day of the Special Meeting, if you have properly registered, you may enter the Special Meeting by logging in using the password you received via email in your registration confirmation at [      ] (you will need the Control Number included on your proxy card).

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If you wish to vote your shares electronically at the Special Meeting (which you would be able to do even if you had already voted your shares by proxy), there will be a live link provided during the Special Meeting (you will need the Control Number included on your proxy card to vote). As always, we encourage you to vote your shares prior to the Special Meeting.

If your shares are held in a “street name,” you must:
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Obtain a legal proxy from your broker, bank, or other nominee.

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On the day of the Special Meeting, if you have properly registered, you may enter the Special Meeting by logging in using the password you received via email in your registration confirmation at [      ] (you will need the Control Number assigned to you in your registration confirmation email).

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If you wish to vote your shares electronically at the Special Meeting (which you will be able to do even if you have already voted your shares by proxy), there will be a live link provided during the Special Meeting (you will need the Control Number assigned to you in your registration confirmation email to vote). As always, we encourage you to vote your shares prior to the Special Meeting.

Further instructions on how to attend the Special Meeting live via the internet, including how to vote your shares electronically at the Special Meeting are posted on [      ] under Frequently Asked Questions (FAQ). The Special Meeting will begin, live via the internet, promptly at 10:00 a.m. Central Time on [August 23], 2024. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. Central Time, and you should allow ample time for the check-in procedures.
How can I submit a question for the Special Meeting?
Stockholders may submit questions in writing during the Special Meeting at [      ]. Stockholders will need their Control Number (which can be obtained by following the procedures described under the heading “How do I attend and vote shares at the Special Meeting?” above).
As part of the Special Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted in writing during the meeting in accordance with the Special Meeting procedures which are pertinent to the Company and the meeting matters, as time permits.
What if I have technical difficulties during the Special Meeting?
There will be technicians ready to assist you with any technical difficulties you may have accessing the Special Meeting live via the internet. Please be sure to check in by 9:30 a.m. Central Time on [August 23], 2024, the day of the Special Meeting, so we may address any technical difficulties before the Special Meeting begins live via the internet. If you encounter any difficulties accessing the Special Meeting during the check-in or meeting time, please email [      ] or call [      ].
What constitutes a quorum?
The holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote, present by remote communication or represented by proxy constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.
Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Special Meeting.
How do I vote?
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Before the Special Meeting:   You can vote on matters that come before the Special Meeting via the Internet, by following the instructions in the proxy card at [      ], or by submitting your proxy card by mail.

If you are a stockholder of record, to submit your proxy by mail or vote via the Internet, follow the instructions on the proxy card. If you hold your shares in street name, you may vote via the Internet as instructed by your broker, bank or other nominee.
Your shares will be voted as you indicate on your proxy card. If you sign your proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board, or if no recommendation is given, in their own discretion.
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During the Special Meeting:   If you attend the Special Meeting and prefer to vote during the Special Meeting, you may do so even if you have already voted your shares by proxy.

Even if you plan to attend the Special Meeting, we encourage you to vote in advance by internet or mail so that your vote will be counted if you later decide not to attend the Special Meeting.
What if I vote and then change my mind?
You may revoke your proxy at any time before it is exercised by:
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filing with the Secretary of the Company a notice of revocation;

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sending in another duly executed proxy bearing a later date; or

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attending the Special Meeting and casting your vote in the manner set forth above.

For purposes of submitting your vote online before the Special Meeting, you may change your vote until 11:59 p.m. Central Time on [      ], 2024. At this deadline, the last vote submitted will be the vote that is counted.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the Special Meeting.
Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote these shares at the

Special Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.
What vote is required to approve each proposal?
The holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote, present by remote communication or represented by proxy constitutes a quorum. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. Abstentions, if any will have the effect of a vote against this proposal. Broker non-votes (if any) will have no effect on the outcome of this proposal because they are not entitled to vote on this proposal.
Assuming that a quorum is present, the following votes will be required, the Warrant Share Issuance Proposal and any other matters that may properly come before the meeting require the affirmative vote of a majority of the total votes cast, in person or by proxy. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.
Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.
What are “broker non-votes”?
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. Banks, brokers and other agents acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.
Under the applicable rules governing such brokers, we believe the Warrant Share Issuance Proposal is not likely to be considered a “routine” matter. This means brokers may not be permitted to vote on this matter if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.
How are we soliciting this proxy?
We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.
[In addition, we have engaged [      ] to assist us in soliciting proxies from individuals, brokers, bank nominees and other institutional holders in the same manner described above. The fees that will be paid to [      ] are not to exceed $[      ], plus approved out of pocket expenses.]

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.
Proposals should be addressed to:
MultiSensor AI Holdings, Inc.
2105 West Cardinal Drive
Beaumont, Texas 77705

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

PROPOSAL 1: APPROVAL OF THE WARRANT SHARE ISSUANCE PROPOSAL
Overview
You are being asked to consider and vote upon a proposal that provides for the approval, for the purpose of complying with the applicable provisions of The Nasdaq Stock Market LLC (“Nasdaq”) Listing Rule 5635, of the potential issuance of the Shares and shares of our common stock upon exercise of the Pre-Funded Warrants that were issued in connection with a private placement on July 1, 2024.
Private Placement
On June 27, 2024, the Company entered into a placement agency agreement (the “Placement Agreement”) with Roth Capital Partners, LLC (“Roth”) pursuant to which the Company engaged Roth as the exclusive placement agent for a private placement by the Company (the “Private Placement”) of (i) 2,772,561 shares of common stock (the “Shares”); and (ii) pre-funded warrants to purchase up to 6,602,439 shares of common stock (the “Pre-Funded Warrants”). The purchase price of the Shares was $1.60 per share and the purchase price of each Pre-Funded Warrant was $1.5999.
On June 27, 2024, the Company also entered into a securities purchase agreement (the “Purchase Agreement”) with 325 Capital, LLC (collectively with its affiliates, the “Purchaser”), pursuant to which the Purchaser agreed to purchase all of the Shares and Pre-Funded Warrants offered in the Private Placement. The Purchaser is an institutional accredited investor within the meaning of Regulation D and Rule 501 thereunder and represented that it acquired the securities for investment purposes and not with a view to any public distribution.
The foregoing description of the Placement Agreement and Purchase Agreement are not complete and are qualified in its entirety by reference to the full text of the Placement Agreement and Purchase Agreement, copies of which are attached as Exhibits 1.2 and 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2024.
Voting Agreement
In addition, upon the closing of the Private Placement, the Company entered into a voting agreement, dated as of July 1, 2024 (the “Voting Agreement”), with certain stockholders of the Company representing greater than 50% of the issued and outstanding common stock of the Company (prior to the Public Offering and Private Placement) to support the transactions contemplated by the Purchase Agreement, including seeking an increase in the authorized number of shares of common stock to permit the exercise of the Pre-Funded Warrants. Pursuant to the Voting Agreement, the holders of [        ] shares of our common stock, representing [    %] of the number of the issued and outstanding shares of common stock as of the Record Date committed to vote for Proposal Number 1.
The foregoing description of the Voting Agreement is not complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is attached as Exhibit 9.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2024.
Description of the Pre-Funded Warrants
Duration and Exercise Price. The exercise price for each share of common stock issuable upon exercise of the Pre-Funded Warrants is $0.0001 per share. The Pre-Funded Warrants are not exercisable unless or until approved by the Company’s stockholders (the “Stockholder Approval”). The Pre-Funded Warrants are not subject to any redemption provision, and once exercisable, can be exercised for cash or on a cashless basis at the discretion of the holder. The Pre-Funded Warrants do not have any voting rights but do have the right to participate in any dividends or distributions made by the Company. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.
Exercisability. The Pre-Funded Warrants are not exercisable until Stockholder Approval is obtained. Following Stockholder Approval, the Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we, at our election, will either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or will round up to the next whole share.
Cashless Exercise. If, at the time a holder exercises its Pre-Funded Warrants, a registration statement registering the resale of the shares of common stock underlying the Pre-Funded Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.
Transferability. Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.
Right as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-Funded Warrants. Notwithstanding the foregoing, the holders do have the right to participate in any dividends or distributions made by the Company.
Fundamental Transaction. In the event of a fundamental transaction, as described in the form of Pre-Funded Warrant, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.
The foregoing description of the Pre-Funded Warrant is not complete and is qualified in its entirety by reference to the full text of the form of the Pre-Funded Warrant, a copy of which is attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2024.
Why We Need Stockholder Approval
Our common stock is listed on The Nasdaq Capital Market, and as a result, we are subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rule 5635. Below is an overview of the relevant provisions of Nasdaq Listing Rule 5635 as they relate to the issuance of the Shares and common stock under the Pre-Funded Warrants and the Warrant Share Issuance Proposal. The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Placement Agreement and Purchase Agreement, as the Pre-Funded Warrants have already been issued. We are only asking for approval to issue the Shares and shares of common stock underlying the Pre-Funded Warrants upon exercise thereof.
Nasdaq Listing Rule 5635(d)
Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement, or the “Minimum Price.” On June 27, 2024, the date of the Company’s entry into the Placement Agreement and Purchase Agreement, the Nasdaq official closing price of our common stock was $1.97 and the average closing price of our common stock for the five trading days immediately preceding the signing of the Placement Agreement and Purchase Agreement was $1.95. The

Minimum Price was therefore $195. In addition, immediately prior to the Private Placement, there were 13,869,744 shares of common stock outstanding. Accordingly, the Pre-Funded Warrants provide that they are not exercisable until Stockholder Approval is obtained, and we are seeking stockholder approval for the issuance of the Warrant Shares.
General
The Purchase Agreement requires us to hold a special meeting to obtain Stockholder Approval no later than July 26, 2024 (which requirement the Special Meeting is meant to comply with), and that if the Stockholder Approval is not obtained at such meeting, each Purchaser shall be refunded all pre-paid aggregate exercise price for the Pre-Funded Warrant purchased by such Purchaser as promptly as practicable following the Company’s failure to obtain such Stockholder Approval, but in any event no later than three (3) Trading Days thereafter. Our Board has determined that approval of this proposal would be advisable and in the best interest of the Company and our stockholders (1) to enable the holder of the Pre-Funded Warrants to exercise them so that we have the opportunity to receive additional cash from time to time from exercises at the price of $1.60 per Warrant Share, for potential aggregate gross proceeds of $10,563,242.16, and (2) to promptly comply with the covenant in the Purchase Agreement to seek Stockholder Approval without further costs of solicitation and additional meetings, and (3) to avoid the rescission of the sale of the Pre-Funded Warrants.
Potential Effects of Approval of this Proposal
If the Warrant Share Issuance Proposal is approved, the issuance of shares of our common stock upon conversion would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our common stock. For example, if the Pre-Funded Warrants were exercised in full, ignoring, for purposes of this example, the Beneficial Ownership Limitation (as defined below), then the exercise would result in the issuance of 6,602,439 shares of our common stock, which would increase our common stock outstanding as of July [    ], 2024 from [      ] shares to [      ] shares (an increase of [    ]%). Our stockholders do not have preemptive rights to subscribe to additional shares that may be issued by us upon exercise of the Pre-Funded Warrants in order to maintain their proportionate ownership of the common stock. Such issuances could also dilute the voting power of a person seeking control of us, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by us. The “Beneficial Ownership Limitation” shall be 19.99% of the number of shares of common stock outstanding immediately prior to giving effect to the issuance of shares of common stock issuable upon exercise of the Pre-Funded Warrants. The holder of the Pre-Funded Warrants, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation, provided that prior to the Stockholder Approval, the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of shares of common stock outstanding immediately prior to giving effect to the issuance of shares of common stock upon exercise of the Pre-Funded Warrants held by the holder thereof. Any increase in the Beneficial Ownership Limitation will be effective upon delivery of such notice to the Company.
Potential Effects of Non-Approval of this Proposal
If the Warrant Share Issuance Proposal is not approved by our stockholders at the Special Meeting, (1) we would need to call additional meetings to seek the Stockholder Approval, which would result in further costs of solicitation and additional meetings and could materially adversely impact our ability to fund our operations, and (2) in the event the Company fails to obtain Stockholder Approval, each purchaser of the Pre-Funded Warrants shall be refunded all pre-paid aggregate exercise price for the Pre-Funded Warrant purchased by such purchaser as promptly as practicable following the Company’s failure to obtain such Stockholder Approval, but in any event no later than three (3) trading days thereafter, which could adversely impact our ability to fund our operations.
Required Vote and Recommendation
In accordance with our certificate of incorporation, as amended, and Delaware law, approval and adoption of this Warrant Share Issuance Proposal requires the affirmative vote of a majority of the total votes cast, in person or by proxy. As a result, abstentions and broker non-votes, if any, will not affect the outcome of the vote on this proposal. The holders of [      ] shares of our common stock, representing [    %] of the

number of the issued and outstanding shares of common stock as of the Record Date committed to vote for Proposal Number 1. See “Voting Agreement” above.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE WARRANT SHARE ISSUANCE PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of July 5, 2024 by:
•
each of our stockholders who is known by us to beneficially own 5% or more of our common stock;

•
each of our named executive officers;

•
each of our directors; and

•
all of our directors and current executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.
Name and Address of Beneficial Owner(1)	Number of Shares	% of Ownership
Holders of more than 5%
Sanders Morris(2)	2,898,793	12.2%
325 Capital LLC(3)	2,772,561	11.6%
Michael Braner(3)	2,772,561	11.6%
Anil Shrivastava(3)	2,772,561	11.6%
Named executive officers and directors:
Gary Strahan(4)	6,371,018	26.7%
Steven Winch(5)	552,805	2.3%
Peter Baird(6)	210,102	*
David Gow(7)	701,106	2.9%
Ryan Reid (8)	148,450	*
Stuart V. Flavin III	18,518	*
Petros Kitsos	18,518	*
Margaret Chu	18,518	*
Daniel Friedberg(3)	2,772,561	11.6%
All executive officers and directors as a group (9 individuals)(9)	10,811,596	45.9%

*
Less than 1%.

(1)
The number of shares of our common stock beneficially owned by our directors and executive officers includes shares that such persons have the right to acquire within 60 days of July 5, 2024, including through the exercise of stock options and warrants and the vesting of restricted stock units, as noted in the table footnotes. Applicable percentage ownership is based on 23,829,805 shares of common stock outstanding as of June 27, 2024. Unless otherwise indicated below, the business address for each beneficial owner listed is c/o MultiSensor AI Holdings, Inc., 2105 West Cardinal Drive, Beaumont, Texas 77705.

(2)
Based solely on a Schedule 13G/A filed July 2, 2024, Sanders Morris has shared dispositive power and voting power over 2,898,793 shares. The securities reported by Sanders Morris are owned or may be deemed to be beneficially owned by Sanders Morris. The business address of Sanders Morris is 600 Travis St., Ste. 5900, Houston, TX 77002.

(3)
Based solely on a Schedule 13D filed July 3, 2024, 325 Capital LLC (“325 Capital”), Michael Braner, Daniel Friedberg, and Anil Shrivastava (the “Reporting Persons”) have shared dispositive power and voting power over 2,772,561 shares. Messrs. Braner, Freidberg and Shrivastava are managing members of 325 Capital. The business address of each of the above reporting persons is 757 Third Avenue, 20th Floor,

New York, NY 10017. Excludes 6,602,439 shares of common stock issuable upon the exercise of the Pre-Funded Warrants beneficially owned by 325 Capital and its affiliates. The Pre-Funded Warrants are not exercisable until the terms of the Pre-Funded Warrants are approved by the Company’s stockholders.
(4)
Represents for Mr. Strahan: (i) 6,015,938 shares of common stock held by Mr. Strahan; (ii) 50,000 shares of common stock underlying private placement warrants held by the Jill A. Blashack Revocable Trust U/A May 8, 2004, and exercisable within 60 days of July 5, 2024; and (iii) 305,079 shares of common stock held by the Jill A. Blashack Revocable Trust U/A May 8, 2004, as amended and restated, of which Jill A. Blashack, the wife of Mr. Strahan, is trustee and as to which Mr. Strahan has shared voting and dispositive power.

(5)
Represents for Mr. Winch: (i) 5,595 shares of common stock held by Mr. Winch and (ii) 547,210 shares of common stock held by Villard Capital, LLC, an estate-planning vehicle for Mr. Winch controlled by Mr. Winch.

(6)
Represents for Mr. Baird (i) 5,608 shares of common stock and (ii) 204,494 shares of common stock underlying stock options that are currently exercisable or exercisable within 60 days of July 5, 2024.

(7)
Represents for Mr. Gow (i) 655,406 shares of common stock and (ii) 45,700 shares of common stock underlying private placement warrants exercisable within 60 days of July 5, 2024.

(8)
Represents for Mr. Reid (i) 144,700 shares of common stock and (ii) 3,750 shares of common stock underlying private placement warrants exercisable within 60 days of July 5, 2024.

(9)
Consists of: (i) 10,490,632 shares of common stock, (ii) 99,450 shares of common stock underlying private placement warrants that will be exercisable within 60 days of June 27, 2024; and (iii) 221,514 shares of common stock underlying stock options that are currently exercisable or exercisable within 60 days of July 5, 2024. Such total includes shared dispositive power and voting power over 2,772,561 shares purchased by 325 Capital and its affiliates, and reported on a Schedule 13D filed by Mr. Friedberg, a director, and others on July 3, 2024.

STOCKHOLDER PROPOSALS
Stockholder Proposals for Special Meeting
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2025 (the “2025 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 2105 West Cardinal Drive, Beaumont, Texas 77705, in writing not later than December 30, 2024.
Stockholders intending to present a proposal at our 2025 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director (including director nominations pursuant to Rule 14a-19), must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting no earlier than the close of business on February 17, 2025 and no later than the close of business on March 19, 2025. The notice must contain the information required by our Bylaws. In the event that the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after June 17, 2025, then the stockholder’s notice must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Company. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2025 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
We intend to file a Proxy Statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2025 Annual Meeting. Stockholders may obtain our Proxy Statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement by contacting Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

OTHER MATTERS
As of the date of this proxy statement, the Board does not intend to present at the Special Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.
By Order of the Board of Directors

Gary Strahan
Chief Executive Officer
      , 2024
Beaumont, Texas
If you have any questions or require any assistance in voting your shares, please call:
[      ]
[address]
[phone number]

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